Exhibit 99.1

For Immediate Release

NuZee Appoints Patrick Shearer as New Chief Financial Officer

PLANO, Texas, July 6, 2021 /PRNewswire/ — NuZee, Inc. (NASDAQ: NUZE) (“NuZee” or “the Company”), a leading U.S. producer and co-packer of specialty single serve pour-over coffee pouches and pour over drip cups, today announced that Patrick Shearer has joined NuZee as its new Chief Financial Officer, effective immediately.

Mr. Shearer brings to NuZee over 25 years of experience in accounting, finance, transactions and management. Mr. Shearer has held numerous senior leadership positions during his career and has experience in a variety of industries including food and beverage. Mr. Shearer served as a Partner in the Risk and Financial Advisory Services practice of Deloitte where his primary focus areas included accounting advisory, finance, mergers, acquisitions, divestitures, and capital markets. Mr. Shearer has significant international experience having lived and worked in Japan in a professional capacity and having completed numerous cross-border projects primarily involving companies based in North America, Asia, and Europe. Mr. Shearer holds a Bachelor of Arts in Economics from the University of California, Los Angeles and is a Certified Public Accountant in the State of California.

Patrick Shearer said “I’m honored and excited to join NuZee and be a part of the team that is positioning the company for its next stage of projected growth and development. I look forward to joining Masa and the other recently appointed members of management in NuZee’s efforts to enhance its financial position.”

Mr. Shearer succeeds Shanoop Kothari as NuZee’s Chief Financial Officer. Mr. Kothari’s previously disclosed resignation from the Company will become effective no later than August 16, 2021. Until his departure, Mr. Kothari is expected primarily to assist with the transition to Mr. Shearer as NuZee’s new Chief Financial Officer.

Masa Higashida, President and CEO of NuZee, said, “Patrick is a great addition to our newly reconstituted executive leadership team, bringing years of experience in the finance industry. His expertise in finance, M&A and capital markets will be beneficial to NuZee, as we position our company for expected growth ahead. I also want to thank Shanoop Kothari for his significant contributions to NuZee during his time at the Company. We wish him well in his next endeavor.”

Forward-looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. NuZee cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect NuZee’s current expectations, and NuZee does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other NuZee statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond NuZee’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties, many of which are beyond our control, include: NuZee’s plans to obtain funding for its operations, including funding necessary to develop, manufacture and commercialize its products; the impact to NuZee’s business from the COVID-19 global crisis; general market acceptance of and demand for NuZee’s products; and NuZee’s commercialization, marketing and manufacturing capabilities and strategy; for a description of additional factors that may cause NuZee’s actual results, performance or expectations to differ from any forward-looking statements, please review the information set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the NuZee’s public reports and NuZee’s other filings made with the SEC.

About NuZee and Coffee Blenders

NuZee, Inc. (d/b/a Coffee Blenders®) is a specialty coffee company and a leading U.S. single-serve pour-over coffee pouch producer and co-packer. We own sophisticated packing equipment developed in Asia for single serve pour over production. We co-pack single-serve pour-over coffee and tea bag style coffees for customers in the U.S. market and also co-pack for the South Korean market.

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Contact:

NuZee Media Relations

Tomoko Toyota

206-319-2849

Tomoko@nuzeeusa.com